Exhibit 99.1

Kite Realty Group Trust and Retail Properties of America, Inc.
Announce $7.5 Billion Strategic Merger

Expected to be Immediately Accretive to Earnings per Share While Improving Balance Sheet

Strengthens High-Quality Open-Air Shopping Center Portfolio

Expands Presence in Strategic Markets

Provides Future Value Creation Opportunities

Creates a Top 5 Shopping Center REIT by Total Enterprise Value

Indianapolis, IN & Chicago, IL (July 19, 2021) - Kite Realty Group Trust (NYSE: KRG) and Retail Properties of America, Inc. (NYSE: RPAI) today announced that they have entered into a definitive merger agreement under which RPAI would merge into a subsidiary of KRG, with KRG continuing as the surviving public company. The strategic transaction joins together two high-quality portfolios with complementary geographic footprints creating a top five shopping center REIT by enterprise value. The combined company is expected to have an equity market capitalization of approximately $4.6 billion and a total enterprise value of approximately $7.5 billion upon the closing of the transaction assuming a KRG share price of $20.83, which was the closing price on July 16, 2021. This immediately accretive transaction, paired with a strong balance sheet and significant value creation opportunities, is expected to provide a runway to increase long-term value for shareholders.

Under the terms of the merger agreement, each RPAI common share will be converted into 0.6230 newly issued KRG common shares in a 100% stock-for-stock transaction. Based on the closing share price for KRG on July 16, 2021, this represents a 13% premium to RPAI’s closing stock price on July 16, 2021. On a pro forma basis, following the closing of the transaction, KRG shareholders are expected to own approximately 40% of the combined company’s equity and RPAI shareholders are expected to own approximately 60%. KRG anticipates assuming all RPAI debt and has obtained a financing commitment to provide a $1.1 billion term loan bridge facility in the event certain debt consents cannot be obtained prior to the closing of the transaction. The parties expect the transaction to close during the fourth quarter of 2021 subject to customary closing conditions, including the approval of both KRG and RPAI shareholders. The transaction was unanimously approved by the Board of Trustees of KRG and the Board of Directors of RPAI.

The merger will create an operating portfolio of 185 open-air shopping centers comprised of approximately 32 million square feet of owned gross leasable area. These properties are primarily located in “Warmer and Cheaper” metro markets in the United States with 70% of centers by annualized base rent (“ABR”) having a grocery component. The combined company is expected to benefit from increased scale and density in strategic markets, deeper tenant relationships given the broader mix of open-air retail types, an appropriately sized development pipeline and a strong balance sheet.

“This merger marks a momentous day for KRG and our shareholders,” said John A. Kite, Chairman and CEO of Kite Realty Group. “The combination of our firms brings together two high-quality, complementary portfolios. The combined company will have durable cash flows, operational upside and external value creation opportunities. The financial benefits of the transaction include immediate earnings accretion, while maintaining a strong balance sheet. This merger further demonstrates our conviction in open-air retail centers as essential shopping destinations and last mile fulfillment centers. We are energized about the future of this combined company.”

“After many years of curating both of our portfolios, combining them into one company will allow us to generate the best results for both sets of shareholders over the long term,” said Steven P. Grimes, CEO of RPAI. “Our increased scale will benefit the business both operationally and financially, allowing us to take advantage of reduced cost of capital as well as pursue future value creation opportunities by partnering KRG’s development expertise with our embedded development pipeline. We are excited to present this transaction to our shareholders, who will be the beneficiaries of the near-term and future benefits of the combined company.”

Summary of Strategic Benefits

The merger of KRG and RPAI is expected to create a number of operational and financial benefits, including:

▪	Positive Financial Impacts and Immediate Accretion
▪	Provides immediate accretion to earnings per share upon realizing cash expense synergies of $27 - $29 million.
▪	Larger scale will reduce cost of capital, thereby driving higher net income to shareholders.
▪	Significantly increases shareholder liquidity allowing larger investor base to hold more meaningful positions in the combined entity.

▪	Enhances Portfolio Quality and Diversification
▪	Retail ABR per square foot of $19.29.
▪	Broader mix of open-air retail types allowing for deeper and more diverse tenant relationships.
▪	70% of ABR is located in centers with a grocery component.
▪	Diverse combined tenant base with no single tenant representing more than 2.4% of total ABR.

▪	Significant Presence in Strategic Markets
▪	Maintains sector-leading exposure to Warmer and Cheaper markets.
▪	Substantial portfolio concentration, with approximately 40% of ABR in growth states of Texas and Florida.
▪	Bolsters presence in Dallas, Atlanta, Houston and Austin.
▪	Meaningful presence in other strategic gateway markets such as Washington, D.C., New York, and Seattle.

▪	Generates Significant Value Creation Opportunities
▪	Presents near-term, organic growth opportunities through lease-up of vacancies caused by the pandemic.
▪	Active development and redevelopment projects expected to deliver additional Net Operating Income.
▪	KRG’s extensive development expertise in a variety of property types provides additional potential value creation for both active and future development projects.
▪	Appropriately sized and measured development pipeline will offer potential additional value creation opportunities.

▪	Strengthens Balance Sheet
▪	Combined balance sheet poised to capture future growth opportunities.
▪	Net debt plus preferred to EBITDA ratio anticipated to be 6.0x inclusive of expected G&A synergies.
▪	No material debt maturities until 2023, with an appropriate maturity ladder going forward.

▪	Creates a Top 5 Shopping Center REIT
▪	Combined company will have an estimated $7.5 billion total enterprise value upon the closing of the transaction assuming a KRG share price of $20.83, which was the closing price on July 16, 2021.
▪	Combination of operating best practices expected to drive Net Operating Income improvements.
▪	Deepens tenant relationships and increased optionality to a broader mix of open-air retail formats.

Leadership and Organization

The combined company will continue to be operated at the high standards previously established at both KRG and RPAI. The number of trustees on KRG’s board will be expanded to thirteen with four members of the existing Board of Directors of RPAI to be appointed to KRG’s board. John Kite will continue to serve as Chairman of the Board of Trustees of the combined company. William Bindley will continue to serve as Lead Independent Trustee.

The KRG management team will lead the combined company, with John Kite as Chief Executive Officer, Thomas McGowan as President and Chief Operating Officer and Heath Fear as Chief Financial Officer. The approach to integration will draw from the best practices of both companies to ensure continuity for tenants, employees and other stakeholders.

Upon completion of the merger, the company’s headquarters will remain in Indianapolis, Indiana. The company will retain the Kite Realty Group name and trademarks and will continue to trade under the NYSE symbol KRG.

Dividend Policy

KRG intends to maintain its current dividend policy post-closing. Given the current dividend levels and conversion ratio, RPAI shareholders will experience a dividend increase of approximately 50% from current levels (based on current annualized distribution amount).

The timing of the pre-closing dividends of KRG and RPAI will be coordinated such that, if one set of shareholders receives their dividend for a particular quarter prior to the closing of the merger, the other set of shareholders will also receive their dividend for such quarter prior to the closing of the merger.

Advisors

BofA Securities is acting as lead financial advisor to KRG, with KeyBanc Capital Markets also acting as financial advisor to KRG. Hogan Lovells US LLP is acting as legal advisor to KRG. Citigroup Global Markets Inc. is acting as exclusive financial advisor and Goodwin Procter LLP is acting as legal advisor to RPAI.

Merger Call

The companies will conduct a joint conference call to discuss the merger transaction on Monday, July 19, 2021, at 8:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com and RPAI’s corporate website at www.rpai.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 7994881). In addition, a webcast replay link will be available on both corporate websites.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.

Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

About Retail Properties of America

Retail Properties of America, Inc. is a REIT that owns and operates high quality, strategically located open-air shopping centers, including properties with a mixed-use component. As of March 31, 2021, RPAI owned 102 retail operating properties in the United States representing 19.9 million square feet. RPAI is publicly traded on the New York Stock Exchange under the symbol RPAI. Additional information about RPAI is available at www.rpai.com.

Forward Looking Statements

This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the proposed transaction between KRG and RPAI, including statements regarding the anticipated benefits of the transaction, the anticipated timing of the transaction and the markets of each company. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties.

Currently, one of the most significant factors that could cause actual future events and results of KRG, RPAI and the combined company to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus (“COVID-19 pandemic”), including possible resurgences and mutations, on the financial condition, results of operations, cash flows and performance of KRG and RPAI and their tenants, the real estate market and the global economy and financial markets. The effects of the COVID-19 pandemic have caused and may continue to cause many of KRG’s and RPAI’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their obligations, and therefore has and will continue to impact KRG and RPAI significantly for the foreseeable future.

Many additional factors could cause actual future events and results to differ materially from the forward-looking statements, including but not limited to: (i) the possibility that KRG shareholders and/or RPAI stockholders do not approve the proposed transaction or that other conditions to the closing of the proposed transaction are not satisfied or waived at all or on the anticipated timeline; (ii) failure to realize the anticipated benefits of the proposed transaction, including as a result of delay in completing the proposed transaction; (iii) the risk that RPAI’s business will not be integrated successfully or that such integration may be more difficult, time-consuming or costly than expected; (iv) unexpected costs or liabilities relating to the proposed transaction; (v) potential litigation relating to the proposed transaction that could be instituted against KRG or RPAI or their respective trustees, directors or officers and the resulting expense or delay; (vi) the risk that disruptions caused by or relating to the proposed transaction will harm KRG’s or RPAI’s business, including current plans and operations; (vii) the ability of KRG or RPAI to retain and hire key personnel; (viii) potential adverse reactions by tenants or other business partners or changes to business relationships, including joint ventures, resulting from the announcement or completion of the proposed transaction; (ix) risks relating to the market value of the KRG common shares to be issued in the proposed transaction; (x) risks associated with third party contracts containing consent and/or other provisions that may be triggered by the proposed transaction; (xi) the impact of public health crises, such as pandemics (including the COVID-19 pandemic) and epidemics and any related company or government policies and actions intended to protect the health and safety of individuals or government policies or actions intended to maintain the functioning of national or global economies and markets; (xii) general economic and market developments and conditions; (xiii) restrictions during the pendency of the proposed transaction or thereafter that may impact KRG’s or RPAI’s ability to pursue certain business opportunities or strategic transactions; (xiv) either company’s ability to maintain its status as a real estate investment trust for U.S. federal income tax purposes; and (xv) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement relating to the proposed transaction. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the businesses of KRG and RPAI described in the “Risk Factors” section of their respective Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other documents filed by either of them from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Investors are cautioned to interpret many of the risks identified in the “Risk Factors” section of these filings as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and KRG and RPAI assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Neither KRG nor RPAI gives any assurance that either KRG or RPAI will achieve its expectations.

Additional Information about the Proposed Transaction and Where to Find It

This communication relates to a proposed transaction between KRG and RPAI. In connection with the proposed transaction, KRG will file a registration statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), which will include a document that serves as a joint proxy statement/prospectus of KRG and RPAI. A joint proxy statement/prospectus will be sent to all KRG shareholders and all RPAI stockholders. Each party also will file other documents regarding the proposed transaction with the SEC. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SECURITY HOLDERS OF KRG AND INVESTORS AND SECURITY HOLDERS OF RPAI ARE URGED TO READ THE REGISTRATION STATEMENT, JOINT PROXY STATEMENT/PROSPECTUS AND ALL OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors, KRG shareholders and RPAI stockholders may obtain free copies of the joint proxy statement/prospectus (when available) and other documents that are filed or will be filed with the SEC by KRG or RPAI through the website maintained by the SEC at www.sec.gov. The documents filed by KRG with the SEC also may be obtained free of charge at KRG’s investor relations website at http://ir.kiterealty.com/ or upon written request to Investor Relations, Kite Realty Group Trust, 30 S. Meridian Street, Suite 1100, Indianapolis, IN 46204. The documents filed by RPAI with the SEC also may be obtained free of charge at RPAI’s website at www.rpai.com under the heading Invest or upon written request to Investor Relations, Retail Properties of America, Inc., 2021 Spring Road, Suite 200, Oak Brook, IL 60523, or IR@rpai.com.

Participants in the Solicitation

KRG and RPAI and their respective trustees, directors and executive officers may be deemed to be participants in the solicitation of proxies from KRG’s shareholders and RPAI’s stockholders in connection with the proposed transaction. Information about KRG’s trustees and executive officers and their ownership of KRG’s common shares and units of limited partnership interest of Kite Realty Group, L.P. is set forth in KRG’s proxy statement for its Annual Meeting of Shareholders on Schedule 14A filed with the SEC on March 31, 2021. Information about RPAI’s directors and executive officers and their ownership of RPAI’s common stock is set forth in RPAI’s proxy statement for its Annual Meeting of Stockholders on Schedule 14A filed with the SEC on March 31, 2021. To the extent that holdings of KRG’s or RPAI’s securities have changed since the amounts reported in KRG’s or RPAI’s proxy statement, such changes have been or will be reflected on Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of those persons and other persons who may be deemed participants in the proposed transaction may be obtained by reading the joint proxy statement/prospectus regarding the proposed transaction when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Kite Realty Group – Investor Contact

Jason Colton, SVP, Capital Markets & Investor Relations

317.713.2762

jcolton@kiterealty.com

Kite Realty Group – Media Contact

Bryan McCarthy, SVP, Marketing & Communications

317.713.5692

bmccarthy@kiterealty.com

RPAI – Investor Contact

Michael Gaiden, SVP – Finance

630.634.4233

gaiden@rpai.com